As filed with the Securities and Exchange Commission on July 21, 2005 Registration No. 333-124405

==============================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A.1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOMASSIST CORPORATION

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	8322 (Primary Standard Industrial Classification Code Number)	98-0434357 (I.R.S. Employer Identification No.)

107-1520 McCallum Rd Suite# 29, Abbotsford, British Columbia, Canada, V2S 8B2 Phone (604) 592-3574

(Address and telephone number of principal executive offices)

CSC Services of Nevada, Inc.

502 East John Street, Carson City, Nevada, 89706   (775) 882-3072

(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

W. SCOTT LAWLER, ESQ

1530-9th Avenue SE, Calgary, AB, T2G 0T7    Telephone: (403) 693-8014; Facsimile: (403) 272-3620

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	600,000	$0.10	$60,000.00	$ 7.06

(1)

 Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion

Prospectus

HOMASSIST CORPORATION

600,000 shares of

Common Stock

This is a public offering of 600,000 shares of common stock, $0.001 par value, of Homassist Corporation (“Homassist”), a Nevada corporation, at a price of $0.10 per share.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

The Offering:

600,000 shares Offered	Price Per Share	Total
Public Price	$0.10	$60,000
Underwriting Discounts and Commissions	- 0 -	$ 0
Total	$0.10	$60,000

This is a best efforts public offering, with no minimum purchase requirement.

1. Homassist is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this offering will be immediately available to Homassist Corporation for its use.

3. The closing date for this offering is December 31, 2005.

The information in this prospectus is not complete and may be changed. Homassist Corporation may not sell these securities until the registration statement relating to these securities has been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is July___, 2005.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus
2	Prospectus Cover Page
3	Prospectus Summary and Risk Factors	4
4	Use of Proceeds	7
5	Determination of Offering Price	9
6	Dilution	9
7	Selling Security Holders	10
8	Plan of Distribution	10
9	Legal Proceedings	10
10	Directors, Executive Officers, Promoters and Control Persons	11
11	Security Ownership of Certain Beneficial Owners and Management	12
12	Description of Securities	13
13	Interest of Named Experts and Counsel	13
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	13
15	Organization within Last Five Years	14
16	Description of Business	14
17	Plan of Operation	18
18	Description of Property	21
19	Certain Relationships and Related Transactions	21
20	Market for Common Equity and Related Stockholder Matters	22
21	Executive Compensation	23
22	Financial Statements	23
23	Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	23

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only

Item 3. Prospectus Summary and Risk Factors

The Company

Homassist Corporation (referred to in this prospectus as “Homassist, “us”, “we” and “our”) was incorporated on July 15, 2004, in the State of Nevada.  The Company's principal executive offices are located at #107- 1520 McCallum Rd Unit #29, Abbotsford, British Columbia, Canada V2S 8B2.  Our telephone number is (604) 592-3574. As of  the date of this prospectus, we have no revenue or operations.

Homassist is a development stage company.  We have not had any revenues or operations and we have few assets.  We do not expect to have revenues until at least three months after this registration statement becomes effective.

Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Homassist Corporation has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as an educational service provider for non-professional caregivers; to aid them in the proper methods and mechanics of home care for the disabled and/or elderly.  At Homassist Corporation we believe there is a market for assisted living alternatives as nursing homes and hospitals alike are facing closures or downsizing as provincial/state and federal governments struggle with the increasing cost of health care.  This belief is based on the experience of our officers and directors in the field of homecare assistance and based on a limited amount of research conducted via the Internet by our officers and directors regarding governmental statistics and budgets for the Provinces of British Columbia and Alberta, Canada for assisted living alternatives.

The Internet resource information on which we formed this opinion comes from a report done by the Friends of Women & Children in B.C., dated January 15, 2003.  This report discusses the health care situation in British Columbia, Canada, in which it was projected that during the following two years, 3,111 of the 25,000 residential care beds would be phased out at long term care facilities. The full report can be viewed at www.wmst.ubc.ca/FWCBJan03.pdf  Our source regarding the decline in availability of health care for seniors or the disabled in Alberta is  www.bchealthcoalition.ca/pdfs/eldercarereport.PDF  This report discusses the withdrawal of government funding from the support side of long term residential care.  As well that since 1994 the Alberta government stopped constructing nursing homes and auxiliary hospitals.

In 2005 further information was made available on the Internet, continuing to support our belief in the need for Homassist’s services.    The Canadian Center for Policy Alternatives which is an independent, non partisan research institute,  reports in April 2005 that during the last three years access to continuing care services have decreased and   that between 2001 and 2004, 2,529 residential care beds were cut from the long term health care system and while 1,065 assisted living beds were added, there remained a shortfall of 1,464 beds. This report can be seen at www.policyalternatives.ca/documents/BC_Office_Pubs/bc_2005/continuing_care.pdf

We believe that all of these studies support the need for an alternative that will help family and friends cope and provide the long term care needs of  their loved ones.

Whether these alternatives are for home support or home care so the elderly or disabled people can remain in their own homes or so family members and/or friends can provide home care in their homes for the aged and/or infirm, our business plan is to provide instruction and support to these caregivers.   Our ultimate goal at Homassist is to introduce the caregiver to ways to care for and manage their situation whether caring for a child, parent, spouse or good friend. Our intention is that the education and tools that we provide to the caregiver will result in an enhanced quality of life for those in need of assistance.

4

Summary of Financial Information

As at April 30, 2005
Current Assets	$15,298
Current Liabilities	325
Shareholders’ Equity	$14,973
From July 15, 2004 to April 30, 2005
Revenue	$0.
Net Loss	$7,027

We have not begun operations and are currently without revenue.  Our company has no employees at the present time.  As at April 30, 2005, our accumulated deficit was $7,027.  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	2,200,000
Maximum Shares Being Offered	600,000
Maximum Common Shares Outstanding After This Offering	2,800,000

Homassist Corporation is authorized to issue 75,000,000 shares of common stock.  Current shareholders of Homassist, which consist solely of the three individuals that serve as our officers and directors, collectively own 2,200,000 shares of restricted common stock, which represents all of our issued and outstanding shares.

This offering consists of 600,000 shares of Homassist Corporation common stock (this “Offering”).  The offering price is $0.10 per share.  No officers, directors or significant investors own any of the shares being offered.

There is currently no public market for the common stock of Homassist, as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Homassist Corporation.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Homassist's Need to Provide Individualized Caregiving Plans for Instruction may not be Sufficient to Ensure Homassist's Success in its Intended Market Resulting in the Termination of Homassist’ Operations and a Loss of Stockholders’ Investment

While Homassist’s business plan includes “teaching and  instruction” it is not a business plan that can rely on a set course with a curriculum.    As our plan is to provide in home, one on one instruction to non-professional caregivers we will need a great deal of flexibility in our teaching and methods.  For each client a personalized care routine will need to be developed.  As such, its survival is dependent upon the market acceptance of this specialized instruction method.  With the narrow focus on individual care plans our target market may not be as responsive as Homassist anticipates.   Homassist  will not  have one set course or curriculum to offer to ensure its survival in the educational marketplace nor will it have any other operations to generate revenue.

5

Homassist’s Business Model is Unproven Due to Lack of Operating History and Thus it is Difficult for an Investor to Determine the Likelihood of Success or Risk to his Investment

Homassist Corporation was formed on July 15, 2004.  As of this date, we do not have any revenues or operations, and we have few assets.  We presently cannot determine when, if at all, we will commence generating sales or revenues.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.  Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.  As a result, our investors may lose a substantial portion of or their entire investment.

Our Management Team has no experience in the area of Sales and Marketing which could result in the Failure of Our Business Plan.

Our management has no experience, background or training in the field of sales and marketing. We intend to market our product by hiring an outside consulting to create a power-point presentation that we can use as a presentation at various senior's groups, church groups and community groups.  Our officers and directors will rely on newspaper advertising and personal contacts to attract customers.  Our management’s lack of sales and marketing experience could result in ineffective sales activities and the loss of revenue, which could cause us to cease operations.

Failure to Secure Additional Financing May Affect our Company’s Ability to Survive.

We are dependent upon this Offering to be able to implement our business plan and our lack of revenues and profits may make our obtaining additional capital more difficult.  The founders of the company raised $22,000 of which we anticipate $17,000 will be spent to cover the costs of this Offering and $2,000 in preparation to begin operations, leaving working capital of approximately $3,000.  We anticipate we will require $12,000 to commence operations, $21,000 to remain operational during the next twelve months and $60,000 to fully implement our business plans for the next twelve months. If the securities being offered under this prospectus are not fully subscribed for and we do not generate any revenues during our first year of operations, we may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus in order to establish profitable operations.  Such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on our company's ability to survive. At this time, there are no anticipated additional funds in place.

Inability of Officers and Directors to Devote Sufficient Time to the Operation of the Business May Limit Homassist's Success.

Presently the officers and directors of Homassist allocate only a portion of their time to the operation of Homassist's business. Since our president and one of our board members, along with another officer and board member are currently employed full time elsewhere, they are only able to commit respectively up to 10 hours and 30 hours a week doing work for Homassist.  Our other board member is working part time on a split shift and is only able to commit up to 30 hours a week doing work for Homassist.  Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.  Even if this lack of sufficient time of our management is not fatal to Homassist's existence it may result in limited growth and success of the business.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, Miller and McCollom, Certified Public Accountants, state in their audit report, dated  March 25, 2005 and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

With No Minimum Share Purchase Requirement it is Possible that Homassist Fails to Commence Operations Despite Having Raised some Funds from this Offering.

This Offering is not subject to any minimum number of shares to be sold by Homassist.  Consequently, the early investor is not assured of any other shares being sold.  You may be the only purchaser.  If Homassist fails to sell the entire Offering, it may never commence operations and your investment would be lost.

We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this Offering to provide the shortfall capital necessary to commence our proposed business.  Further, we believe we will require at least $21,000 to operate for twelve months after the completion of this Offering. The amount of the capital available to us will still be extremely limited, especially if less than the total amount is raised.  We have no commitments for additional cash funding beyond the proceeds hoped to be received from this Offering. If we need and are unable to raise additional capital, then you may lose your entire investment.

Difficulty For Homassist Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have our common stock quoted on the OTC / Bulletin Board as soon as practicable.  However, there can be no assurance that Homassist's shares will be quoted on the OTC / Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Item 4. Use of Proceeds

We intend to raise $60,000 from the sale of 600,000 shares of common stock at $0.10 per share.  This Offering has a maximum amount of $60,000 and no minimum.  Homassist has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that Homassist has already raised a total of $22,000 from the sale of 2,200,000 shares of common stock to our officers and directors; these shares are restricted and are not being registered in this Offering.  The offering expenses associated with this Offering are estimated to be $17,000.  As at April 30, 2005, we had paid $5,825 of the estimated $17,000 in offering expenses and thus will require an additional $ 11,175 to complete this Offering. We intend to use our existing cash, of which we have $15,298 as of April 30, 2005, to pay the remaining balance of $11,175 in estimated expenses of this Offering.  None of the offering expenses are to be paid out of the proceeds of this Offering.  The entire sum of monies we raise from this offering will be used to finance Homassist's plan of operations.  None of the proceeds of this Offering will be used to repay any existing debt.  None of the proceeds will be used to pay officers or directors or to repay any loans from officers or directors.

The following table indicates how Homassist intends to use the proceeds from this offering.

Proceeds from Sale of Common Stock if All Shares are Sold	$60,000
Expenses Legal & Accounting Demonstration Aids Marketing and Promotions Office Equipment and Supplies Training & Consulting Website Development Miscellaneous Administrations Costs Total	8,000 4,000 23,000 8,000 9,000 5,000 3,000 $60,000

The above expenditure items are defined as follows:

Legal and Accounting Fees:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of agreements and documents when appropriate.

Demonstration Aids:  This item refers to the cost of purchasing necessary health care products that will be used in the teaching process.  These aids may include specialty cutlery, support belt for safe transfers, toilet and shower supports and rails, as well as walkers including tripod and quad canes and other devices used to give added independence and mobility.

Marketing and Promotions: This item refers to the cost of marketing and promotion during the next twelve months.  It involves the cost of providing potential customers with product information.  It will include the printing of our information brochure and the cost of seminars to assist us in creating a market for our services and products.  The brochures will be made available to hospital social workers and others who consult with caregivers on behalf of their patients.  In addition this will include the cost of design and construction of a portable display.  The display unit will be used to provide a corporate presence and marketing outlet at senior centers and related organizations.  This may also include direct marketing using direct home mail pieces and telephone directories as well as placing information pieces and advertising in local newspapers.

Office Equipment and Supplies:  This expenditure refers to items such as printer, photocopier, facsimile machine, telephone system, industry-related telephone directories and catalogues, industry specific magazines and periodicals and other similar office requirements. It also includes office furniture such as desks as well as computer software and hardware as required.

Training and Consulting:  This expense refers to the cost of consulting with industry experts for training our personnel.  It will also include the cost of technical support we may require to develop our product.

Website Development:  This expense is the cost associated with development of our website. Initially the website will be used to introduce our service and products that will be available. Eventually, it will be developed sufficiently to respond to queries.

Miscellaneous Administrative Costs:  This expense refers to any miscellaneous costs that have not been otherwise listed - such as bank service charges, corporate insurance and sundry items.

There is no assurance that Homassist will raise the full $60,000 as anticipated.  The following is the break down of how management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	25%	50%	75%	100%
Legal and Accounting	6,000	8,000	8,000	8,000
Demonstration Aids	2,500	3,000	4,000	4,000

7

Marketing and Promotional Expense	4,000	11,000	18,000	23,000
Office Equipment and Supplies	2,000	3,000	4,000	8,000
Training and Consulting	0	2,500	6,000	9,000
Website Development	0	1,500	3,000	5,000
Miscellaneous Administrative Costs	500	1,000	2,000	3,000
Total	15,000	30,000	45,000	60,000

If Homassist raises less than 25% of the total offering, it will allocate the proceeds to only certain expenditures in the following priority: Legal and Accounting; Demonstration Aids, Marketing and Promotional  Expenses.

If only 25% of the offering is sold, we will continue with our development plans.  However, only the most necessary tasks will be undertaken. The officers would take responsibility for monthly bookkeeping and preparing in-house interim statements each quarter.  We would use our brochure for promotional purposes aimed at the narrow target market of special interest groups.  No construction would be done on the portable display.   Most of the office expenses will be placed on hold, and we would use the computer equipment belonging to our directors until sufficient capital becomes available to purchase this equipment.

We anticipate that the $15,000 along with our remaining amount of cash and the expectation of limited revenue from modest sales will be sufficient to sustain us during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed in Item 17 of this prospectus.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, the Company's activities will be severely restricted.  In addition to the activities outlined above, a basic website would be developed.  We would also be able to design and build our portable display to assist us in promoting our company’s services.  Some funds would be available to purchase basic office furniture and supplies.  Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money Homassist has raised thus far from selling stock to its Officers and Directors will be sufficient to pay all expenses of this offering, which we estimate to be $17,000.  The total amount of the money raised from the sale of the 600,000 shares we are offering will be used for the purpose of furthering the Company's plan of operation, as detailed in Item 17 of this filing.

Item 5. Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10.  The 2,200,000 shares of stock already purchased by affiliates, officers and directors, were sold for $0.01 per share. All of the shares of outstanding stock are restricted.  The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

Item 6. Dilution

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the Offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the Offering price offered to new investors.

Homassist is offering shares of its common stock for $.10 per share through this offering. Since its inception on July 15, 2004, its affiliates, officers and directors have purchased shares of its common stock for $.01 per share. As at April 30,, 2005, the net tangible book value of Homassist was $0.0068 per share.  If Homassist is successful in selling all of the offered shares at the public Offering price, the pro forma net tangible book value of Homassist would be $57,973 after deducting Offering costs of $17,000, or approximately $0.0207 per share, which would represent an immediate increase of $0.0139 in net tangible book value per share and $0.0793 or 79.3% per share dilution to new investors, assuming all the shares are sold at the Offering price of $0.10 per share.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold.

	10%	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.0068	0.0068	0.0068	0.0068	0.0068
Net Tangible Book Value Per Share After Stock Sale	0.0018	0.0550	0.0112	0.0162	0.0207
Increase in Net Book Value Per Share Due to Stock Sale	(0.0050)	0.0482	0.0044	0.0094	0.0139
Loss (subscription price of $.10 less net tangible book value per share)	0.0982	0.0450	0.0888	0.0838	0.0793

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8. Plan of Distribution

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct this Offering on a self-underwritten, best–efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.  The officers and directors of Homassist, Ms. Irene Braham, Ms. Marie Legere, and Ms. Barbara Ceretzke, will sell securities on behalf of Homassist in this Offering. Ms. Braham, Ms.  and Ms. Ceretzke are not, and at the time of participation will not be, subject to a statutory disqualification as such term is defined in section 3(a)(39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell Homassist's securities without registering as broker-dealers. They are serving as officers and directors and primarily perform substantial duties for or on behalf of Homassist otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been, nor will be at the time of participating in the offering, a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months.   Our officers and directors intend to contact people that they know from previous business relationships in connection with their efforts to sell the securities offered by this prospective.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this Offering based either directly or indirectly on transactions in securities.  Homassist may also employ the services of an agent or intermediary to introduce Homassist to prospective subscribers to the Offering. In such event, Homassist is prepared to pay commissions or finder’s fees of up to 10% of the proceeds from the Offering.  In the event that Homassist does employ the services of an agent or intermediary, and such agent or intermediary is acting as an underwriter, Homassist will file a post effective amendment to name such underwriter, disclose the material terms of the underwriting, disclose the material terms of such underwriting agreement and file such as an exhibit.

We plan to offer our shares to the public, at a price of $0.10 per share, with no minimum amount to be sold.  The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or September 30, 2005, which ever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares. Every person wishing to subscribe for shares offered under this prospectus must fill out, sign and deliver to Homassist, along with a subscription check, a subscription agreement provided by Homassist. All subscription checks will be made payable to Homassist Corporation or as Homassist may otherwise direct.

Item 9. Legal Proceedings

Homassist Corporation is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Irene Shirley Braham, President, Member of the Board of Directors, Age 50

Ms. Irene Braham has served as President and Director since July 15, 2004 and was the soul founder of Homassist.  The term of her office is for two years and thereafter renewable on an annual basis.  She also served as Secretary/Treasurer from July 15, 2004 through September 13, 2004.  Ms. Braham has a background in both private and institutional care of the disabled and elderly.  As President of our Company, she has assumed the leadership role and accepted overall responsibility for the development of the Company

Since the beginning of Ms. Braham's career in the health care field she has taken industry related courses such as; Vo-Tec Activity Assistant Course in Bellingham, Washington, USA, in 1989 and Vo-Tec again taking an Activity Directors Course in 1991.  In 2001 Ms. Braham completed the Canadian Red Cross CPR level A course.  Ms. Braham has also taken additional courses offered by Menno Hospital: Range of Motion, Dealing with Aggressive Behavior, Assessing Behavioral Symptoms, Dementia and Communication with Dementia, Dementia and Hallucinations, Mental Aerobics Seminar, Stress and Problem Solving, Aromatherapy, and Hospice/Palliative Care.

Ms. Braham has been employed at Menno Hospital-Extended Care Unit, in Abbotsford, British Columbia, Canada, since February 1978. From May 1990 to present she has been the Activity Aide for 150 residential clients at Menno Hospital.  She is responsible for the resident’s leisure activities.  This includes fitness, mental stimulation, range of motion, the walking program as well as outings and entertainment.  Prior to becoming an Activity Aide at Menno Hospital, Ms Braham was employed at the hospital as a Care Aide, February 1978 to May 1990.  Her position required her to assist residents in activities of daily living.

Although Ms. Braham has been in full time employment since 1978 at Menno Hospital she has also provided back-up home care and support in private homes for disabled persons and elderly persons since 1985 to present.

Ms. Braham currently spends up to ten (10) hours a week doing Homassist's work. Upon completion of the Offering, she will be prepared to devote approximately twenty (20) hours per week to Homassist's business. Ms. Braham's focus will be on the administrative requirements of the company.

Ms. Braham is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Marie Lynne Legere, Secretary/Treasurer, Member of the Board of Directors, Age 48

Ms. Marie Legere has been serving on the Board of Directors of Homassist Corporation since September 13, 2004, in the position of Secretary/Treasurer.  The term of her office is for two years and thereafter renewable on an annual basis.

Ms. Legere has been employed as an Orthodontic Treatment Coordinator in the dental office of Dr. Paul Pocock of Surrey, British Columbia, Canada from March 1997 to present.

Ms. Legere attended Douglas College in New Westminster, British Columbia, Canada in 1977 graduating with a Certificate of Basic Intra-Oral Dental Assisting.  Ms. Legere also earned her CPR Certificate in 1977 and has continued to maintain it.  She is licensed member of the College of Dental Surgeons of British Columbia.

In 1983, Ms. Legere earned an Orthodontic Module Certificate from the University of British Columbia in Vancouver, British Columbia, Canada. Ms. Legere received Vocational Instructor Training in 1988 from British Columbia Institute of Technology in Burnaby, British Columbia, Canada.  Ms. Legere then studied and successfully passed the Provincial Instructors Diploma Program at Vancouver Vocational Institute in Vancouver, British Columbia, Canada in 1989.

Ms. Legere was on the Advisory Board at Douglas College in New Westminster, British Columbia, Canada for a one year term, 1978 to 1979.  Ms. Legere has been a volunteer with Emergency Social Services for the City of New Westminster, disaster response, since October 2001 to present

In 1999 Ms. Legere became the primary caregiver to her elderly parents.  Ms. Legere attended medical seminars to aid in the care of her parent, following and preparing correct diabetic sensitive meals, monitoring insulin levels and blood pressure.

Ms. Legere works only 4 days a week and her schedule is flexible allowing her blocks of time which she is able to direct towards Homassist's business development during the business week.     Ms. Legere is prepared to spend up to thirty (30) hours a week on Homassist Corporation during the first year of operation.

Ms. Legere is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Barbara Ceretzke, Member of the Board of Directors, Age 52

Ms. Barbara Ceretzke has been serving on the Homassist Corporation Board of Directors since September 13, 2004. The term of her office is for two years and thereafter renewable on an annual basis.

At present Ms. Ceretzke is self employed as a bus driver for the Strathcona Christian Academy in Sherwood Park, Alberta, Canada.  She has been self employed as a bus driver since September 2004.

Prior to becoming a bus driver, Ms. Ceretzke was self employed as a full time private caregiver to an elderly couple in Sherwood Park, Alberta, Canada from September 1992 through April 2004.  Ms. Ceretzke's duties included personal health care, social needs, meal planning and cooking sensitive to a diabetic diet and other special nutritional needs as well as serving and assisted feeding.  Ms. Ceretzke also coordinated the service of other health care staff.

Ms. Ceretzke’s flexible hours allow her to be available to commit herself to thirty (30) per week to Homassist's development.  She will be able to maintain this schedule throughout Homassist's first year of operation.

Ms. Ceretzke is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Homassist Corporation owning 5% or more of the common stock, and shares owned by Homassist's directors and officers as of June 15, 2005. The percentage of class is based on the total number of shares outstanding of 2,200,000.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Irene Shirley Braham #101-32691 Garibaldi Drive Abbotsford, British Columbia, Canada V2T 5T7	1,600,000	72.72%
Common	Marie Lynne Legere 1419 Dublin Street New Westminster, B.C. Canada V3M 2Z3	300,000	13.64%
Common	Barbara Ceretzke 51477 Highway 21 Sherwood Park, Alberta, Canada T8B 1K9	300,000	13.64%
Common	Directors and officers as a group of three (3)	2,200,000	100.0%

Change in control

Homassist is not aware of any arrangements which may result in  a change of control in Homassist.

Item 12. Description of Securities

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value.  We are not authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of Homassist.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Homassist, holders are entitled to receive, ratably, the net assets of Homassist available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Homassist’s common stock are issued, the relative interest of then existing stockholders may be diluted.

Item 13. Interest of Named Experts and Counsel

Homassist has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Homassist, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of Homassist. Miller and McCollom, Certified Public Accountants, have audited our financial statements for the period ended January 31, 2005 and presented its audit report dated  March 25, 2005 regarding such audit which is included with this prospectus with their consent as experts in accounting and auditing.

Alexander H. Walker, III, will issue an opinion on the validity of the shares offered by this prospectus, which will be filed as an Exhibit to the registration statement in which this prospectus is included prior to the effective date of the prospectus.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

The Nevada General Corporation Law requires Homassist to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of Homassist’s bylaws, Homassist is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, Homassist has been informed that, in the

13

opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See “Certain Relationships and Related Transactions”, Item 19, below.

Item 16. Description of Business

Business Development

Homassist was incorporated on July 15, 2004, in the State of Nevada.  We have not yet begun our business operations and we currently have no revenue and no significant assets.  Homassist has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.  Since becoming incorporated, Homassist has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Homassist is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Homassist nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

Homassist’s business plan is to teach and aid family members and friends to provide home care to the disabled or elderly.  Our intent is to provide training in the correct methods and techniques of personal care so non-professional caregivers are able to help loved ones who require physical and/or mental assistance in their every day lives. Our one on one instruction conducted in the home of person requiring care will be designed around the needs of the person requiring care and his or her caregiver. Therefore what we teach will need to be flexible and individualized; a set lesson plan is not feasible under these circumstances. We will also provide support and follow-up services to our clients.

We believe there is need for the services we will provide.  According to a report dated January 15th, 2003 by the Friends of Women & Children in B.C., which discusses the health care situation in British Columbia, Canada, it was projected that during the following two years 3,111 of the 25,000 residential care beds would be phased out at long-term care facilities.  Since 2001, the budget for home support for the elderly, frail and disabled has been cut by 30%.  These cuts include the elimination of certain services including bathing, meal preparations, vacuuming, laundry and shopping. The full report can be viewed at www.wmst.ubc.ca/FWCBCJan03.pdf.

Since the above mentioned report was issued the most current report available in connection to the decline of long term health care is a study done by the Canadian Centre for Policy Alternatives, an independent, non-partisan research institute dated April 4, 2005.  In this report it is documented that between 2001 and 2004, 2,529 long term care beds have been closed and while 1,065 assisted living beds were added there was still a shortfall of 1,464 beds.   For further information see:  www.policyalternatives.ca/documents/BC_Office_Pubs/bc_2005/continuing_care.pdf

Likewise, in the Province of Alberta, Canada, government cutbacks have affected many.  The province has ceased constructing nursing homes and auxiliary hospitals.  This decision has led to bed shortages resulting in restricted access for only the neediest patients.  As well, the Provincial Government in Alberta, in an effort to separate the costs of "health" from the costs of "housing" in 1994 started to withdraw funding from the support side of long term residential care.  It was decided that health care provided by professionals and others would continue to be publicly funded but other support and living expenses for housing, cleaning, meals, laundry and monitoring would gradually become a personal responsibility.  As a result of these changes the need for home care supported by family/friends has grown dramatically.  Those taking on the role of primary caregiver join a private sector of over three million Canadians already caring for loved ones who have a long-term health problem.  (Full documentation of this information can be located at www.bchealthcoalition.ca/pdfs/eldercarereport.PDF.)

As family members provide 85% of the care to the disabled, frail and chronically ill and elderly, we believe that our plan of operation to provide instruction, information and support for the home care of loved ones to non-professional caregivers will fill a void present in the health care systems of British Columbia and Alberta, Canada.  Under present government policies fewer options are available to caregiving families and therefore it is the family that bears the

14

brunt of these cutbacks.  Even staffing cuts in long-term care facilities and hospitals are presenting the need for family members to increase their attention to guarantee the basic needs of their loved ones.  (See www.wmst.ubc.ca/FWCBCJan03/pdf.)

From the conception of Homassist Corporation the goal has been to provide the tools that are needed for family/friends to help loved ones live as well and comfortably as possible, whether this is in the caregiver’s home or to aid the loved one to remain in their own home with the support of family members and friends.

Principal Products and Services

Homassist's plan is to market private, individual and group classes that will give the non-professional caregiver the ability to care for the elderly or an intellectually or physically challenged loved one whether it be in the caregivers home or the residence of the loved one.  The classes will give instruction on how to provide comfort and care to the disabled; how to manage pain and symptoms; how to communicate effectively with all members of the family and care team and how to get practical and emotional support from available circles within the community.  There are a whole new set of caregiving and practical skills needed when carrying for the disabled within a home setting thus, we will teach caregivers aspects of physical care; for example, how best to feed your loved one, how to keep him/her clean and comfortable, and how to move a person safely.  We will offer tutoring in group and individual settings.

We will teach feeding techniques as well as provide caregivers with information on the types of feeding aids available.

We will instruct our clients to recognize signs of dysphagia, the difficulty to swallow.  Also the importance of following simple but important guidelines of diet because food intake is often limited in the dysphagic and elderly.  As well, what foods to avoid and what foods are easier to swallow.  We will also instruct on how to modify foods to make them easier to swallow and more palatable.

We will provide instruction on the basic skills of grooming such as a bed bath for those unable to bath or shower in the conventional manner as well as the suitable personal care products to use with this procedure.  For those still able to bath or shower with or without assistance simple techniques of making the bathroom warm and inviting, creating a sense of privacy and respecting the need for modesty. Lastly we will stress the importance of supervising bathing, however discreetly, at all times.  There will also be instruction on toileting.

Covered in our services will be the importance of being able to move a person safely.  We will teach the correct mechanics of a one person transfer.  As well as the correct positioning, methods, and equipment that can be used to keep the caregivers loved one comfortable and safe.

Resourcefulness and problem solving can be the ultimate test of a caregiver and we plan to provide our clients with useful information and techniques to help them meet the challenges of home care.  We will teach practical solutions to physical limitations.

Another aspect of our instructional program will be to teach methods of exercise such as range of motion for those who can no longer walk or move independently.  With range of motion exercise we will teach the caregiver how to exercise their loved ones body for them, to keep the body toned and to maintain what mobility they still have.  Assisted walking exercises will also be taught, teaching the client the correct methods of support and what walking aids are available.  We will also make our clients aware of the need to have their loved one properly evaluated by a physical therapist and how to get this assistance.

Homassist's service will also cover communication skills with the disabled or elderly.  We will teach the importance of understanding the effect of disease or age on communication.  There will be instruction on techniques, creativity, and patience when communicating with the one for which they are caring.

We will stress the importance of developing a good working relationship with doctors, nurses and those involved in the treatment/s of the loved one.  We will not offer any medical advice or diagnosis.  The need for the caregivers understanding and the correct handling of medications will be stressed.  As well, the necessity to consult with the doctor regarding pain management, suggestions, such as, using pill organizers and non-drip spoons for liquid medications will be presented.

15

The Market

Homassist's market will be non-professional caregivers such as family or friends that provide home care to a loved one.  Our target area is the provinces of British Columbia and Alberta, Canada.  The focus of our company will initially be in two major urban centers, but not limited to, Vancouver, British Columbia, Canada and Edmonton, Alberta, Canada.

In British Columbia, Canada, approximately 13 per cent of the population is over the age of 65.  By 2021 the number of seniors will increase to 18.3 per cent.  (See www.bcstats.gov.bc.ca/pubs/mig/mig942fa.pdf.)  According to statements made in a report on the aging population, it is expected that the older one gets, the more likely one is to need medical services and this means greater pressure on our health care system.  (See www.bcstats.gov.bc.ca/data/pop/pop/agingpop.pdf.)

In Alberta it is projected that there will be an increase by 135 per cent over the next thirty years in the senior population.  Presently 1 in 8 people in Alberta are 65 years of age or older: in 30 years they will account for 1 in 6. (See www.seniors.gov.ab.ca/policy_planning/archives/aging_study/impact/presentations/david_baxter/index.asp)

At Homassist we recognize that friends and family members will be left with very few options but to care for those who have assisted living needs and it is imperative they have the skills to do so.

Homassist has no plans to expand beyond the Provinces of British Columbia and Alberta, Canada, at this time.

Competition and Competitive Strategy

While there presently are existing companies that perform in home assistance such as Paramed and Wecare, there are no established businesses that we are aware of in Vancouver or Edmonton offering to teach the non-professional caregiver. In the medical community, such as hospitals and hospices, social workers are assigned to help families set up long term care for their family member or friend.  However, this assistance is limited to filling out and filing paper work with nursing homes or assisted living residences so the person in need can be added to a wait list. While hospitals and hospices provide assessments for a patient/client neither of these medical institutes provide in- home instruction and training to the non-professional caregiver.   They are limited to the loaning  of equipment, such as  wheelchairs, walkers and bathroom support bars. There are no in- home demonstrations, on how to best use or install the equipment

Although there are college and university courses for Assisted Living and Homecare, they are geared to those making this area of study their career choice.

Another alternative for family members requiring care for a loved one are private care homes.  For families that can afford to expense of private care homes, we do not offer a competitive service. Some families may be able to afford these homes but may have to wait for openings. In those cases, we feel that we can provide a service that meets their temporary needs.

Government funded nursing homes and hospitals appear to also present a solution for the disabled and elderly that have assisted living needs.  If families have to wait for openings, we feel we can provide a marketable and needed service for them during such wait.

While Homassist recognizes that there are some alternatives and options to family members and the disabled for types of  in-home care assistance or placements we believe that the option we are presenting is in fact unique in the current health care industry.  The intent of Homassist is to be affordable.  Our training services are intended to be practical and expedient for many current and prospective caregivers.  We believe our approach is a solution for those family members and friends that are not looking for a nursing home or private care facility but choose to become a primary caregiver for the short or long term.  Our training can also provide respite for spouses and adult children that are currently providing home care for a loved one by offering training to other family members and friends.

16

Distribution

Homassist Corporation's marketing plan calls for placing advertisements in local community newspapers and  distribution of circulars. Also, within the cities of Vancouver, British Columbia and Edmonton, Alberta, Canada, we intend to focus on community television programs to advertise and describe the service we will offer.

Networking within these two cities and communities will be another avenue of our marketing.  Homassist's plan is to register with local aid societies such as the Alzheimer Society, Heart and Stroke Foundation, Multiple Sclerosis Society, etc.  We will also target the mailing lists of these societies.  As well, Seniors Groups, Church Groups and Community Groups will be accessed in our marketing plan, by offering instructional seminars.

The placement of brochures will be a part of our advertising goal.  We plan to have brochures displayed in doctor’s offices, medical clinics, medical supply outlets and with hospital social workers and others who consult with caregivers on behalf of their patients.  We expect to take our portable display and power point presentation to special interest groups including senior information seminars and related markets.  In addition, we believe that we may be able to reach potential customers by setting up our portable display on a rotating basis in the many local malls of these two large cities.

Lastly, Homassist will create and register a website. The purpose of our website will be to use it as an avenue to explain the services being offered.  Besides establishing our own website our goal includes having mutual interest links within the Internet community, allowing for accessibility, exposure and a broader base of prospective clients.

Some of our initial marketing will focus on the two major cities we plan to launch Homassist Corporation in, Vancouver, British Columbia and Edmonton, Alberta, Canada.  However, our ultimate goal is not limited to these two areas rather we plan to expand throughout the Provinces of British Columbia and Alberta, Canada.

Dependence on One or a Few Major Customers

Homassist is not a business that can be limited by or dependent on one or a few major customers.  Rather our direct marketing strategies to British Columbians and Albertans will provide us with a large base from which to build our cliental.  The continuing reduction of health service options in both Provinces will allows us to fill an increasing need in today's society.  Added to this is the ever-increasing need for caregivers to find solutions to caring for the growing number of aging "baby boomers", those born between 1947 and 1966, many of whom will have assisted living needs.  As stated previously with 13 per cent of the population being 65 or older in British Columbia and an increase in this number to 18.3 per cent by 2021 the need to provide additional care and support to this segment of the population alone permits continual growth in our industry.

(See www.bcstats.gov.bc.ca/pubs/mig/mig942fa.pdf.)  The same can be said of a growing need within the aging populous of Alberta.

(See www.seniors.gov.ab.ca/policy_planning/archives/aging_study/impact/presentations/david_baxter/index.asp)

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

 Homassist does not own any patents, trademarks or licenses. There are no inherent factors or circumstances associated with this industry, or any of the products or services that we plan to provide that would give cause for any patent, trademark or license infringements or violations.  Our company has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

In regards to both the retail and the customers service parts of our business, the major area for government control or need for government approval would be concerning business licensing.  The company will acquire any necessary local municipal business licenses.

All of the physical aids we will use are available from reputable wholesale distributors and manufactures and will carry the necessary government and industry standard approvals.  Homassist does not intend to sell products that are restricted or regulated in Canada.  Homassist will not be giving any medical or diagnostic advice or evaluations.

As a training service, the major area for government control or need for government approval would be concerning business licensing, labor and occupational health and safety standards.  Our officers and directors are aware of the

17

various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing nor are we aware of any regulations being contemplated that would adversely affect Homassist's ability to operate.

Research and Development Activities and Costs

To date no money has been spent on research and development and Homassist has no plans to undertake any such activities during the term of this prospectus.

Compliance with Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future that address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present we are operating from the offices of our President, Ms. Irene Braham who provides this space free of charge.  We will continue to use this space for our executive offices for the foreseeable future.  After the first year of operations and when we have earned sufficient revenue from the sales, we may consider renting office/warehouse space.

Employees

 Other than its current officers, Homassist has no employees at the present time.  The officers and directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth. Our officers and directors are not drawing any salary or compensation for their services.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue flowing into Homassist from our operations.  Our officers and directors will do whatever work is necessary to bring our business to the point of having positive cash flow by earning revenues from the services we are offering.

Human resources planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.  However, we do not expect to hire any employees within the first year of operations.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Homassist is a development stage company with no operations, no revenue, no financial backing and few assets. We are in the process of establishing ourselves as an educational, instructional and support service to non-professional caregivers.  We plan to provide training in the classroom as well as a one on one tutorial to those requiring our services.

Homassist Corporation's officers and directors will be solely responsible for the operation of the company, receiving no financial remunerations, during the first stages of growth.  For a minimum of one (1) year from the

18

commencement of Homassist's operation the officers and directors will be responsible for the administrative duties as it is our intention to operate with very limited administrative support.

At Homassist we believe that the need and desire of family members and friends to provide nurturing and safe environments for their disabled, chronically ill or elderly loved ones is a concern shared by many.  Our belief is that at Homassist we can help friends and families realize their goal of providing loving, practical and secure homes with proper instruction, training and aids.  Our comprehensive approach to home care of the elderly or the disabled will focus on personal grooming, meeting dietary needs whether they be nutritional or mechanical, communication skills, exercise; mental or physical, comfort and safety aids, as well as medication and pain management.  We will also be presenting a clear message on the importance of caregivers working in conjunction with medical professionals and building good relationships with them.  Networking and developing support systems for both the caregiver and their loved one will also be covered in our overall educational plan whether our training and information is through community seminars, the classroom or private tutorials.

Homassist's marketing strategy will be to offer current and potential caregivers the opportunity to learn better skills and have a working knowledge of the aids available to assist them in caring for a chronically ill, elderly or disabled loved one.

During the first year of Homassist's operation we have no plans or expectations to purchase or sell any significant equipment.  Our management team has no plans to hire employees during the first year of business.

Homassist Corporation's first year of operations will focus primarily on the large urban areas of Vancouver, British Columbia and Edmonton, Alberta, Canada and their nearby surrounding communities.  As we gain experience and revenues we plan to develop markets in other large cities such as Victoria, British Columbia and Calgary, Alberta, Canada, including their immediate bedroom communities.  We don't have any plans to grow beyond the Provinces of British Columbia and Alberta, Canada at this time.

Our first priority will be the development of a brochure as it will be our primary adverting tool at the outset of our business plan.  We will be focusing on a mission statement and designing a corresponding company logo.  Our promotional material will outline the scope of our training services, how to book tutorial sessions, fee structure and contacts.  We will include brief biographies touching on the work and personal experience of the training staff, who are the officers and directors of Homassist.

Homassist's business plan includes designing and building a website as soon as sufficient funds are available from this offering.  Presently we are investigating and evaluating potential domain names.  Homassist will register our domain name once a decision has been made regarding our chosen domain name.  We will begin the preliminary design work and logo of our website upon completion of this offering. In designing our website we intend using mutual links, increasing our exposure and potential to draw clients.   As well our plan includes using tittles to ensure that our domain name is featured prominently in the search results of most search returns.  Besides our website providing information on the training we offer and contact information we will also be using research information and statistics to promote our business presentation.

Web server space will be contracted from a local Internet Service Provider (ISP).  The Internet Service Provider has not been selected as of yet.  Within the first six (6) months we expect that our site will be fully developed by which time the budgeted amount of $5,000 will be expensed.

Our goal is that by the seventh (7th) month we will have sufficient support and promotional material to begin developing our customer base using free seminars to senior centers, community leagues, and church groups.  At these seminars Homassist will be presenting an outline of the training we will be offering.  We will provide some physical and product demonstrations.  Our brochures will be available to pick up for future reference and community based resource information will also be available to attendees.

Statistics quoted in this prospectus will be presented to promote the relevance and desirability of our services.  We will also be available for a question and answer period at the close of each seminar.  Those who wish to book tutoring appointments will be able to do so.

Milestones

19

As soon as funds are available, Ms. Braham will begin to develop our brochure which will be the main tool used for providing the information as to the products and services that we offer.  The brochures will be made available to hospital social workers and others who consult with caregivers on behalf of their patients.  Additional promotional expenses will also be incurred.  This may include direct marketing using direct home mail pieces and telephone directories as well as placing information pieces and advertising in local newspapers.  With this printed materials in hand, the company will be able to begin presentations to our target markets and special interest groups.  It is expected we will have the initial completed brochure by the end of the forth month and the costs are expected to be between $8,000 and $10,000.

A graphic designer will be engaged to develop a logo design to be used throughout our printed and visual materials.  As soon as logo designs and artwork have been accepted, the design of the web site will begin.  Initially the website will be used to introduce our service and products that will be available. The website will provide basic information and facts about the services we are offering and will have the facility for prospective clients to contact us with questions and inquiries.  Eventually, it will be developed sufficiently to respond to queries.  It is expected that a basic website will be available for review within three months after the offering has been completed.  The website costs are expected to be between $2,000 and $3,000.  The balance of the budget will be expensed throughout the following 12 months.   Should we fail to raise any proceeds from this offering, the development of our website will be placed on hold

It is planned that the demonstration aids will be acquired at a cost of up to $3, 000.  These aids may include specialty cutlery, a handy reacher, support belt for safe transfers, toilet and shower supports and rails, as well as walkers including tripod and quad canes and other devices used to give added independence and mobility.  These funds will be expensed during the first four months after the offering has been completed.

It is expected that the purchase of office equipment and supplies will begin in the first quarter after the offering has been completed.  It is expected that this will include items such as printer, photocopier, fax machine, telephone system, industry-related phone directories and catalogues, industry specific magazines and periodicals and other similar office requirements. It will also include office furniture such as desks as well as computer software and hardware as required.  The budget of $8,000 will be spent over the following six months.

The design and building of the portable display unit will take place during the third quarter after the offering has been completed.  The display unit will be used to provide a corporate presence and marketing outlet at senior centers and related organizations.    It is expected that the costs for the display will be between $8,000 and $10,000.  The balance of the marketing and promotions budget will be used to cover related graphic design and printing costs.

The company budget of $9,000 for training and consulting will be to cover the cost of consulting with industry experts for training our personnel.  It will also include the cost of technical support we may require to develop our service.  These funds will be expenses over the course of the first year of operations.

Expenditures

Homassist currently does not have the $60,000.00 needed to create our marketing material, market our teaching and tutorial services or develop our proposed website.  If we are unsuccessful in raising capital through this offering we do not have a source supply for the necessary funding.  The following chart provides an overview of our budgeted expenditures, by significant area of activity, for Homassist to begin operations.  If we are only able to raise nominal funding, we will pay legal and accounting fees.

Expenses Legal & Accounting Demonstration Aids Marketing and Promotions Office Equipment and Supplies Miscellaneous Administrations Costs Total	4,000 2,500 4,000 1,000 500 $12,000

The following chart provides an overview of our budgeted expenditures, by major area of activity, for Homassist to remain operational for the twelve (12) month period upon effectiveness of this prospectus.

20

Expenses Legal & Accounting Demonstration Aids Marketing and Promotions Office Equipment and Supplies Training & Consulting Website Development Miscellaneous Administrations Costs Total	6,000 3,000 6,000 2,000 1,000 2,000 1,000 $21,000

As shown in the previous chart, Homassist must have at least $21,000 to remain operational for the 12 months following the effective date of this prospectus.

At present, Homassist has only sufficient funds available to complete the expenses of this offering.  We will not be able to survive more than a few months if we are unable to raise additional funds through this offering or other sources.  There is no minimum to this offering and the company could earn minimal revenues and still not be able to fully implement the business plan.  If we are unable to raise the necessary funds from this offering, we will require additional outside funding.  However, at this time, Homassist has no anticipated sources of additional funds in place.

As previously noted, we have raised $22,000 from the sale of stock to affiliates, officers and directors.  To date we have paid $1,000 of the expenses associated with this offering, which we anticipate to total $17,000.  Since we currently have $20,798 cash on hand, after paying the remaining costs to complete this offering, we expect to have approximately $4,798 excess funds to apply to our expenditures during the twelve (12) month period after the effectiveness of the prospectus.  Should we raise the entire $60,000 we are seeking from this offering together with the $4,798 cash after the remaining offering expenses are paid, management is of the opinion that no further funds will need be required for the operation of Homassist's business for the twelve month period following the completion of this Offering.  If we fail to raise at least $15,000 of the $60,000 we are seeking from this offering, then we will have to find other methods to raise additional funds. At this time, there are no anticipated sources of additional funds in place.

We are confident we can meet our financial obligations and pursue our plan of operations if we can raise the amount of funding as contemplated by this Offering and begin collecting revenue from operations within the first year of this prospectus becoming effective.

Item 18. Description of Property

Homassist does not own any property, real or otherwise.  For the first year, we will conduct our administrative affairs from the office located in the home of the President, at no cost to Homassist.

We do not have any investments or interests in any real estate.  Homassist does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Other than the stock transactions discussed below, Homassist has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of Homassist or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On July 15, 2004, Ms. Irene Braham, a member of the board of directors, purchased 1,600,000 shares of common stock at a price of $0.01 per share for a total price of $16,000. On September 13, 2004 an additional 600,000 shares were issued to two shareholders at a price of $0.01 per share for a total of $6,000.  Ms. Marie Legere and Ms. Barbara Ceretzke, both members of the board of directors, each purchased 300,000 shares.

There are no promoters being used in relation to this offering.  No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of Homassist.  We have not entered into any agreements that require disclosure to our shareholders.

21

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Homassist's common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board.  No trading symbol has yet been assigned.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system.  Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the Over-the-Counter/Bulletin Board (“OTC/BB”).

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  Homassist's common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.  The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.

Holders

As of the filing of this prospectus, we have three (3) shareholders of record of Homassist common stock.

Rule 144 Shares.

A total of 1,600,000 shares of the common stock will be available for resale to the public after August 26, 2005; and an additional 600,000 shares of the common stock will be available for resale to the public after September 13, 2005 in accordance with the holding period, volume and manner of sale limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Homassist's common stock then outstanding which, in this case, will equal approximately 22,000 shares as of the date of this prospectus; or the average weekly trading volume of Homassist common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Homassist.  Under Rule 144(k), a person who is not one of Homassist's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are Homassist affiliates hold all of the 2,200,000 shares, which may be sold pursuant to Rule 144 after September 13, 2005.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Homassist to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend Homassist would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Homassist Stock, As The Company Has No Expectations To Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to receive dividends when, and if, declared by the Board of Directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

Since Homassist’s date of inception to the date of this prospectus, our executive officers have not received and are not accruing any compensation.  The officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during the first year of operations.

Item 22. Financial Statements

The audited financial statements of Homassist appear on pages F-1 through F-20:

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

Not applicable.

HOMASSIST CORPORATION

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

APRIL 30, 2005

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

HOMASSIST CORPORATION

(A Development Stage Company)

INTERIM BALANCE SHEET

APRIL 30, 2005

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

	April 30, 2005	January 31, 2005

ASSETS

Current
Cash	$15,298	$20,798
	_______	______
	$15,298	$20,798

LIABILITIES

Current
Accounts payable and accrued liabilities	$325	$1,000

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
75,000,000 common shares, par value $0.001 per share

Issued and outstanding:
2,200,000 common shares	2,200	2,200

Additional paid-in capital	19,800	19,800

Deficit Accumulated During The Development Stage	(7,027)	(2,202)
	14,973	19,798

	$15,298	$20,798

The accompanying notes are an integral part of these statements.

HOMASSIST CORPORATION

(A Development Stage Company)

INTERIM STATEMENT OF LOSS

PERIOD FROM INCEPTION, JULY 15, 2004, TO APRIL 30, 2005

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

	Three month period ended April 30, 2005	Cumulative amounts from Date of Incorporation on July 15, 2004 to April 30, 2005

Revenue	$-	$-

Expenses
Organizational costs	0	1,083
Professional fees	4,825	5,825
Office and administration	0	119
	4,825	7,027

Net Loss For The Period	$(4,825)	$(7,027)

Basic And Diluted Loss Per Share	$(0.01)

Weighted Average Number Of Shares Outstanding	2,200,000

The accompanying notes are an integral part of these statements.

HOMASSIST CORPORATION

(A Development Stage Company)

INTERIM STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, JULY 15, 2004, TO APRIL 30, 2005

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

	Three month period ending April 30, 2005	Cumulative amounts from Date of Incorporation on July 15, 2004 to April 30, 2005

Cash Flows From Operating Activities
Net loss for the period	$(4,825)	$(7,027)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Accounts payable and accrued liabilities	(675)	325
	(5,500)	(6,702)

Cash Flows From Financing Activity
Issuance of common shares	-	22,000

Increase In Cash During The Period	(5,500)	15,298

Cash, Beginning Of Period	20,798	-

Cash, End Of Period	$15,298	$15,298

Supplemental Disclosure Of Cash Flow Information
Cash paid for:
Interest	$-	$-
Income taxes	-	-

The accompanying notes are an integral part of these statements.

HOMASSIST CORPORATION

(A Development Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS’ EQUITY

APRIL 30, 2005

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

				DEFICIT
	CAPITAL STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

July 15, 2004 - Capital stock issued for cash – at $ 0.01	1,600,000	$1,600	$14,400	$-	$16,000
September 13, 2004 – Capital stock issued for cash – at $0.01	600,000	$600	$5,400	$-	$6,000

Net loss for the year	-	-	-	(2,202)	(2,202)

Balance, January 31, 2005	2,200,000	2,200	19,800	(2,202)	19,798

Net loss for the period				(4,825)	(4,825)

Balance, April 30, 2005	2,200,000	$2,200	$19,800	$(7,027)	$14,973

The accompanying notes are an integral part of these statements.

1.

BASIS OF PRESENTATION

While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.  Except as disclosed below, these interim financial statements follow the same accounting policies and methods of their application as the Company’s audited January 31, 2005 annual financial statements.  It is suggested that these interim financial statements be read in conjunction with the Company’s January 31, 2005 audited financial statements.

2.

NATURE AND CONTINUANCE OF OPERATIONS

a)

Organization

The Company was incorporated in the State of Nevada, United States of America, on July 15, 2004.  The Company’s year end is January 31, 2005.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  Homasisst’s business plan is to teach and family members and friends to provide home care to the disabled or elderly.

Based upon the Company's business plan, it is a development stage enterprise.  Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

3.

SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the

3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

preparation of the financial statements.  The financial statements are stated in United States of America dollars.

a)

Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

b)

Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109).  SFAS 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

c)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At April 30, 2005, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

d)

Estimated Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)

Revenue Recognition

The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements."  Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

f)

Currency

The functional currency of the Company is the United States Dollar.

g)

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from those estimates.

h)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

i)

Earnings (Loss) Per Share

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

j)

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, 2004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

k)

Other

The Company consists of one reportable business segment.

The Company paid no dividends during the periods presented.

1.

BASIS OF PRESENTATION – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.  However, the Company has no business operations to date and must secure additional financing to commence the Company’s plan of operations.  The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan.  There is no assurance that the equity offerings will be successful in raising sufficient funds to commence operations or to assure the eventual profitability of the Company.

The financial statements do not include any adjustments that might result from these uncertainties.

2.

COMMON STOCK

The Company’s authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

On July 15, 2004, the Company issued 1,600,000 shares of common stock at a price of $0.01 for cash totaling $16,000.

On September 13, 2004, the Company issued 600,000 shares of common stock at a price of $0.01 for cash totaling $6,000.

3.

INCOME TAXES

The Company is subject to US federal income taxes.  The Company has had no income, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carryforwards.  The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards.  Net operating loss carryforwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Year Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit
2004	1,709	2024	256	(256)	—

Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carryforward	(15%)
Deferred income tax valuation allowance	15%
Actual tax rate	0%

4.

SUBSEQUENT EVENTS

The Company proposes to file a Form SB-2 Registration Statement to offer the public up to 600,000 common shares at $0.10 per share.

HOMASSIST CORPORATION

(A Development Stage Company)

FINANCIAL STATEMENTS

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

January 31, 2005

Page

Report of Independent Registered Public Accounting Firm	F-12

Financial Statements:

Balance Sheets	F-13

Statements of Operations	F-14

Statements of Cash Flows	F-15

Statement of Stockholders’ Equity	F-16

Notes to Financial Statements	F-17 to F-20

Report of Independent Registered Public Accounting Firm

Board of Directors

HOMASSIST CORPORATION

We have audited the accompanying balance sheet of HOMASSIST CORPORATION (A Development Stage Company) as of January 31, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period from July 15, 2004 (date of inception) to January 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HOMASSIST CORPORATION (A Development Stage Company) as of January 31, 2005 and the results of its operations, stockholders’ equity, and its cash flows for the period from July 15, 2004 (date of inception) to January 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3, the Company has no business operations to date and has insufficient funds to commence operations, which raises substantial doubts about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Miller and McCollom

MILLER AND MCCOLLOM

Certified Public Accountants

4350 Wadsworth Boulevard, Suite 300

Wheat Ridge, Colorado 80033

March 25, 2005

HOMASSIST CORPORATION

(A Development Stage Company)

BALANCE SHEET

January 31, 2005

ASSETS
Current
Cash and cash equivalents	$20,798

LIABILITIES
Current
Accounts payable and accrued liabilities	$1,000

STOCKHOLDERS’ EQUITY
Capital stock
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
2,200,000 common shares	2,200
Additional paid-in capital	19,800
Deficit accumulated during the development stage	(2,202)

Total Stockholders’ Equity	19,798

Total Liabilities and Stockholders’ Equity	$20,798

The accompanying notes are an integral part of these statements.

HOMASSIST CORPORATION

(A Development Stage Company)

STATEMENT OF OPERATIONS

Period from July 15, 2004 (Date of Incorporation) to January 31, 2005

Revenue	$—

Expenses
Organizational costs	1,083
Professional fees	1,000
Office and administration	119

2,202

Net loss for the period	(2,202)

Basic and diluted loss per share	$(0.001)

Weighted average number of shares outstanding	2,132,075

The accompanying notes are an integral part of these statements.

HOMASSIST CORPORATION

(A Development Stage Company)

STATEMENT OF CASH FLOWS

Period from July 15, 2004 (Date of Incorporation) to January 31, 2005

Cash flows from Operating Activities
Net loss for the period	$(2,202)
Adjustments to reconcile net loss to net cash used by operating activities
Change in operating assets:
Accounts payable and accrued liabilities	1,000

(1,202)
Cash flows from Financing Activity
Sale of common shares	22,000

Increase in cash during the period	20,798

Cash, beginning of period	—

Cash, end of period	$20,798

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$—

Income taxes	$—

The accompanying notes are an integral part of these statements.

HOMASSIST CORPORATION

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

Period from July 15, 2004 (Date of Incorporation) to January 31, 2005

	Common Stock		Additional Paid-in Capital	Deficit Accumulated during the Development Stage
	Shares	Amount			Total
July 15, 2004 – Capital stock issued for cash– at $0.01	1,600,000	$1,600	$14,400	$—	$16,000

September 13, 2004 – Capital stock issued for cash– at $0.01	600,000	600	5,400	—	6,000

Net loss for the period	—	—	—	(2,202)	(2,202)

Balance, January 31, 2005	2,200,000	2,200	19,800	(2,202)	19,798

The accompanying notes are an integral part of these statements.

Note 1

Nature and Continuance of Operations

a)

Organization

The Company was incorporated in the State of Nevada, Unites States of America on July 15, 2004.  The Company’s year-end is January 31, 2005.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  Homassist’s business plan is to teach and aid family members and friends to provide home care to the disabled or elderly.

Based upon the Company's business plan, it is a development stage enterprise.  Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Note 2

Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.  The financial statements are stated in United States of America dollars.

a)

Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

b)

Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109).  SFAS 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

c)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At January 31, 2005, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

d)

Estimated Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments.

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

e)

Revenue Recognition

The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements."  Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

f)

Currency

The functional currency of the Company is the United States Dollar.

g)

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from those estimates.

h)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

i)

Earnings (Loss) Per Share

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

j)

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, 2004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

During 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", and SFAS No. 123 (revised 2004), "Share-based Payment".  These statements are effective for periods after these financial statements. We do not believe the impact of adoption of these statements will be significant to our overall results of operations or financial position.

k)

Other

The Company consists of one reportable business segment.

The Company paid no dividends during the periods presented.

Note 3

Basis of Presentation – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates the continuation of the Company as a going concern. However, the Company has no business operations to date and must secure additional financing to commence the Company's plan of operations. The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan. There is no assurance that the equity offerings will be successful in raising sufficient funds to commence operations or to assure the eventual profitability of the Company.

The financial statements do not include any adjustments that might result from these uncertainties.

Note 4

Common Stock

The Company’s authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

On July 15, 2004, the Company issued 1,600,000 shares of common stock at a price of $0.01 for cash totaling $16,000.

On September 13, 2004, the Company issued 600,000 shares of common stock at a price of $0.01 for cash totaling $6,000.

Note 5

Income Taxes

The Company is subject to US Federal income taxes.  The Company has had no income, and therefore has paid no income tax

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carryforwards.  The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards.  Net operating loss carryforwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Year Ending	Estimated NOL Carryforward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit
2005	2,202	2025	330	(330)	—

Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carryforward	(15%)
Deferred income tax valuation allowance	15%
Actual tax rate	0%

[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

Until ninety (90) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Company’s bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Homassist's Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Homassist's bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the Company except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$10,000
Audit Fees	4,500
Transfer Agent Fees	2,000
SEC Registration and Blue Sky Registration	7
Printing Costs and Miscellaneous Expenses	493
Total	$17,000

Item 26. Recent Sales of Unregistered Securities

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on two occasions.

Ms. Irene Braham purchased by subscription 1,600,000 shares of common stock from Homassist on July 15, 2004 for $16,000. No underwriters were used, and no commissions or other remuneration was paid except to the Company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  Ms. Braham's shares continue to be subject to Rule 144 of the Securities Act of 1933.

During the period from July 15, 2004 to September 13, 2004, a private offering was completed, under which 600,000 shares of common stock were sold by subscription at a price of $.01 per share to 2 shareholders for an additional $6,000.  No underwriters were used, and no commissions or other remuneration were paid except to the Company.  The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  All shareholders continue to be subject to Rule 144 of the Securities Act of 1933. Homassist qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither Homassist nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from.  Homassist exercised reasonable care to assure that the purchases were not underwriters within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the company’s formation, on July 15, 2004, to the date of this registration statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Irene Braham	July 15, 2004	1,600,000
Marie Legere	September 13, 2004	300,000
Barbara Ceretzke	September 13, 2004	300,000
Total		2,200,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	Incorporated by reference to the Exhibits filed with Homassist's registration statement on Form SB-2 filed on April 28, 2005.
3.2	Bylaws.	Incorporated by reference to the Exhibits filed with Homassist's registration statement on Form SB-2 filed on April 28, 2005.
5	Opinion re: Legality.	Filed herewith
8	Subscription Agreement	Filed herewith
23.1	Consent of Accountant.	Filed herewith.
24	Power of Attorney.	Incorporated by reference to the Exhibits filed with Homassist's registration statement on Form SB-2 filed on April 28, 2005.

25

Item 28. Undertakings

Homassist hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Homassist has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Homassist will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Homassist will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abbotsford, Province of British Columbia, Canada, on July 20, 2005.

HOMASSIST CORPORATION

/s/ Irene Braham

Irene Braham

President, Principal Executive Officer

/s/ W. Scott Lawler

W. Scott Lawler, Attorney in Fact

for Marie Legere

, Secretary/Treasurer, Principal Financial Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Irene Braham

July 20, 2005

Irene Braham

Director

/s/

 W. Scott Lawler

July 20, 2005

W. Scott Lawler, Attorney in Fact

for Marie Legere

, Director

/s/

 W. Scott Lawler

July 20, 2005

W. Scott Lawler, Attorney in Fact

for Barbara Ceretzke

,Director